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                                                                     EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 25th day of August, 1998, between the persons signatory hereto (each referred to as the "Holder"), and INTEGRATED SURGICAL SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware, and having its principal place of business at 1850 Research Park Drive, Davis, California 95616-4884 (the "Company").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is purchasing from the Company, pursuant to a Preferred Stock Purchase Agreement dated the date hereof (the "Purchase
Agreement"),              ($         ) Dollars worth of shares of Series A
Convertible Preferred Stock, $0.01 par value and a Warrant to purchase shares of the Company's Common Stock (terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

                  WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and shares of Common Stock underlying the Warrant (hereinafter referred to as the "Stock" or "Securities" of the Company).

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Securities; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 Act") and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security without limitation as to volume as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

                  Section 2. Restrictions on Transfer. The Holder acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holder understands that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel to the Holder that such transfer may be made without registration under the 1933 Act or (ii) such registration.

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                           With a view to making available to the Holder the
benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                           (a) comply with the provisions of paragraph (c)(1) of
Rule 144; and

                           (b) file with the Commission in a timely manner all
reports and other documents required to be filed by the Company pursuant to
Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

                  Section 3.  Registration Rights.

                           (a) The Company agrees that it will prepare and file
with the Securities and Exchange Commission ("Commission"), within forty five
(45) days after the Subscription Date, a registration statement (on Form S-3, or other appropriate registration statement) under the 1933 Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a public offering and resale of the Registrable Securities under the Act.

                           The Company shall use its best efforts to cause the
Registration Statement to become effective within ninety (90) days from the Subscription Date. In the event that the Commission decides to review the Registration Statement or deems that registration of the Registrable Securities on a Form S-3 is not acceptable, the Company shall use its best efforts to cause the Registration Statement to become effective within one hundred twenty (120) days from the Subscription Date. The number of shares designated in the Registration Statement to be registered shall include all the Warrant Shares and the number of shares of Common Stock which would be issued assuming a Market Price of $2.00 per share of Common Stock, and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify Holder of the effectiveness of the Registration Statement within one business day of such event.

                           (b) The Company will maintain the Registration
Statement or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holder, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume,
(iii) all Registrable Securities have been otherwise transferred to Holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) all Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any

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similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holder.

                           (c) All fees, disbursements and out-of-pocket
expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Holder and its counsel shall have a reasonable period, not to exceed three (3) business days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide each Holder with copies of any comment letters received from the Commission with respect thereto. The Company shall make reasonably available for inspection by Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Holder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all information reasonably requested by such Holder or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by such Holder and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such Holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Holder and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Holder and other parties. The Company shall qualify any of the securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

                           (d) The Company shall not be required by this Section
3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all

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purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

                           (e) In the event that (i) the Registration Statement
to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within forty five (45) days from the Subscription Date and/or the Registration Statement is not declared effective by the Commission within ninety
(90) days from the Subscription Date (or within one hundred twenty (120) days from the Subscription Date if the Commission decides to review the Registration Statement or deems that registration of the Registrable Securities on a Form S-3 is not acceptable), (ii) the Registration Statement is not maintained as effective by the Company for the period set forth in Section 3(b) above or (iii) an amendment to the Registration Statement was not filed by the Company with the Commission and declared effective by the Commission on a timely basis to include any additional number of shares of Stock as described in Section 3(i), if necessary, then the Company will pay Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent of the purchase price of the then outstanding Securities for the first thirty (30) days, and in the event of late filing, three percent (3%) percent of the purchase price of the Securities for every thirty (30) day period thereafter until the Registration Statement has been filed and in the event of late effectiveness, one percent (1%) of the purchase price of the Securities for every thirty (30) day period thereafter until the Registration Statement has been declared effective. Such payment of the liquidated damages shall be made to the Holder in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

                           Notwithstanding the above, if the Registration
Statement covering the Additional Registrable Securities (as defined in Section 3(i) hereof) required to be filed by the Company pursuant to Section 3(i) hereof is not filed with the Commission within 45 days after the Market Price declines to $2.00, the Company shall be in default of this Registration Rights Agreement.

                           If the Company does not remit the damages to the
Holder as set forth above, the Company will pay the Holder reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

                           (f) No provision contained herein shall preclude the
Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

                           (g) If at any time or from time to time after the
effective date of the Registration Statement, the Company notifies the Holder in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Holder shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided,

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however, that the Company may not so suspend the right to such holders of
Securities for more than twenty (20) days in the aggregate during any twelve month period, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than twenty
(20) days. The Company must give Holder notice in writing at least two (2) business days prior to the first day of the blackout period.

                           (h) "Potential Material Event" means any of the
following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or
(b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

                           (i) In the event the Market Price declines to $2.00
or less (the "Decline Date"), the Company shall, to the extent required by the Securities Act (because the additional shares were not covered by the Registration Statement filed pursuant to Section 3(a)), as reasonably determined by the Holder, file an additional Registration Statement with the Commission for such additional number of Registrable Securities as would be issuable upon conversion of the Preferred Stock (the "Additional Registrable Securities"), in addition to those previously registered, assuming a Market Price of $1.00 per share. The Company shall prepare and file with the Commission not later than the 30th day after the Decline Date, a registration statement relating to the offer and sale of such Additional Registrable Securities (the "Additional Registration Statement") and shall use its best efforts to cause the Commission to declare such Additional Registration Statement effective under the Securities Act as promptly as practicable but not later than 60 days thereafter. If the Additional Registration Statement is not (i) filed with the commission by the 30th day after the Decline Date or (ii) declared effective by the Commission within 90 days after the Decline Date (either of which, without duplication, an "Additional Registration Date"), then the Company shall make payments to the Holder as set forth in Section 3(e).

                  Section 4. Cooperation with Company. Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering.

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                  Section 5. Registration Procedures. If and whenever the
Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                           (a) (i) prepare and file with the Commission such
amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b) (i) prior to the filing with the Commission of
any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Holders and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose respecting the Selling Shareholders and Plan of Distribution sections (or equivalents) and (ii) furnish to each Holder such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                           (c) register and qualify the securities covered by
the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request (subject to the limitations set forth in Section 3(d) above), and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                           (d) list such securities on the NASDAQ Small Cap
Stock Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or NASDAQ;

                           (e) enter into and perform its obligations under an
underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the

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managing underwriter or underwriters of such underwritten offering, including, but not limited to, the following:

                                    (i) making such  representations and
warranties to the Holder participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

                                    (ii) obtaining opinions of counsel to the
Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

                                    (iii) obtaining "cold comfort" letters and
updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings; and

                                    (iv) delivering such documents and
certificates as may be reasonably required by the managers, if any;

                           (f) notify each Holder of Registrable Securities
covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under Section 5(a) as quickly as commercially possible;

                           (g) as promptly as practicable after becoming aware
of such event, notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest

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possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

                           (h) cooperate with the Holders who hold Registrable
Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Holders reasonably may request and registered in such names as the Holder may request; and, within three business days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

                           (i) take all such other lawful actions reasonably
necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary under the circumstances;

                           (j) make generally available to its security holders
as soon as practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the commission thereunder (including, at the option of the Company, Rule 158);

                           (k) in the event of an underwritten offering,
promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

                           (l) maintain a transfer agent and registrar for its
Common Stock.

                  Section 6.  Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
the Holder and each person, if any, who controls the Holder within the meaning of the 1933 Act ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any

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related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder, specifically for use in the preparation thereof. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                           (b) Each Distributing Holder agrees that it will
indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof; arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Holder may otherwise have.

                           (c) Promptly after receipt by an indemnified party
under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party

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similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                  Section 7. Contribution. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations

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referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 7, in no event shall any (i) Holder be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

                  Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.
The addresses for such communications shall be:

         If to the Company:                    Integrated Surgical Systems, Inc.
                                               1850 Research Park Drive
                                               Davis, CA  95616-4884
                                               Attention: Ramesh C. Trivedi
                                               Telephone: (530) 792-2600
                                               Facsimile:  (530) 792-2690


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
         with a copy to:                        Snow Becker Krauss P.C.
         (shall not constitute notice)          605 Third Avenue
                                                New York, NY  10158
                                                Attention: Jack Becker
                                                Telephone: (212) 687-3860
                                                Facsimile: (212) 949-7052

         If to the Investor:                    As set forth in the
                                                signature page of the
                                                Purchase Agreement.

         with a copy to:                        Joseph A. Smith, Esq.
         (shall not constitute notice)          Epstein Becker & Green, P.C.
                                                250 Park Avenue
                                                New York, New York
                                                Telephone: (212) 351-4500
                                                Facsimile: (212) 661-0989


Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                  Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Holder under this Agreement may be assigned to any purchaser of substantially all of the Registrable Securities (or the rights thereto) from Holder. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

                  Section 10. Additional Covenants of the Company. The Company agrees that at such time as it meets all the requirements for the use of Securities Act Registration Statement on Form S-3 it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

                  Section 11. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

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
                  Section 12. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees ) upon the occurrence of any of the following:

                  (a) all Holder's securities subject to this Agreement have been registered and sold;

                  (b) such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

                  (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k).

                  Section 13. Remedies. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  Section 14. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority in interest of the Registrable Securities, the Company shall not grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are subject in all respect to the prior rights of the holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date of the Registration Statement to be filed pursuant to Section 3(a) is declared effective by the Commission.

                  Section 15. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 16. Governing Law, Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such arbitration.

                  Section 17. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Agreement.

                  Section 18. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.

                           INTEGRATED SURGICAL SYSTEMS, INC.


                            By: ________________________________
                                Mark Winn
                                Chief Financial Officer


                             HOLDER:

                             _______________________________________________


                             By:____________________________________________
                                     Authorized Signatory




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